UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 7, 2017
Date of Report (Date of Earliest Event Reported)

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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company Yes  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 7, 2017, Tilly’s, Inc. (the “Company”) reached an agreement in principle, subject to court approval and the execution of a final settlement agreement, to settle the putative class action lawsuit alleging violations of the Telephone Consumer Protection Act of 1991, captioned Lauren Minniti, on behalf of herself and all others similarly situated, v. Tilly’s, Inc. (Case No. 0:17-cv-60237-FAM). The litigation is described in further detail in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2017.

In exchange for the resolution of all claims arising from the lawsuit, the Company has agreed to provide each member of the putative class with a 50% discount voucher, which may be used for a single purchase transaction with the Company, not to exceed $1,000 in total purchases, which shall remain redeemable for twelve months after receipt by such member. Each member may elect to reject this voucher as his or her remedy, and may alternatively elect to receive $25 in cash from the Company. The Company has agreed to send such vouchers to each of the 615,593 members of the putative class. In addition, the Company has agreed to pay the putative class members' legal fees and costs in connection with the litigation.The Company expects to record an estimated loss provision of approximately $6.2 million in connection with the proposed settlement in the second quarter ending July 29, 2017, which was not contemplated in the Company’s original outlook range for the quarter.

The settlement of this lawsuit remains subject to the execution of a written settlement agreement executed by the parties and the approval of such settlement by the court. There can be no assurance that the settlement agreement will be executed or that the settlement will be finalized and approved. The actual outcome of this matter may differ materially from the terms of the settlement described herein.

The Company has denied and continues to deny each and all of the claims alleged in the litigation. Nothing in this report or any settlement agreement shall be deemed to assign or reflect any admission of fault, wrongdoing or liability as to the Company, or of the appropriateness of a class action in such litigation.

Forward-Looking Statements

Certain statements in this report are forward-looking statements reflecting the current beliefs and expectations of the Company’s management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with obtaining court approval of the proposed settlement, the number of purported class members who may opt-out of the proposed settlement, whether any proposed settlement is appealed, the number of vouchers redeemed, and the elections made pursuant to such vouchers. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10, which are available from the SEC’s website at www.sec.gov and from the Company’s website at www.tillys.com under the heading “Investor Relations.” Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: June 13, 2017	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer, Corporate Secretary